Exhibit 10.3

Annual Compensation of Directors of

Pinnacle Bankshares Corporation and First National Bank

As of January 1, 2020

Cash Compensation (1)

Annual retainer

Pinnacle Director	$4,000
First National Bank Director	$6,000

Additional Pinnacle annual retainers

Chairman of the Board	$3,000
Vice Chairman of the Board	$1,500
Audit Committee Chairman	$1,500
Compensation Committee Chairman	$1,000
Nominating Committee Chairman	$1,000

Committee meeting fees

In addition to the annual retainers, outside directors also receive $350 for each committee meeting attended.

(1) Under the Pinnacle Bankshares Corporation 2014 Incentive Stock Plan, directors may choose to receive up to 100% of their director fees in the form of Pinnacle common stock.